FEE: $1.00 per $1,000                                                 FILED
On Authorized Capital                                           Jul 30 1986
MINIMUM FEE:   $50.00                           OKLAHOMA SECRETARY OF STATE

                           ARTICLES OF INCORPORATION

FILE IN DUPLICATE

PRINT CLEARLY

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     We the undersigned Incorporators,
     NAME                STREET ADDRESS      CITY           STATE

T. Scott Gilligan        2900 Carew Tower    Cincinnati     Ohio
Melissa Brandewiede      2900 Carew Tower    Cincinnati     Ohio
Elizabeth Carr           2900 Carew Tower    Cincinnati     Ohio

being at least 3 persons legally competent to enter into contracts, for the purpose of forming a corporation under the "Business Corporation Act" of the State of Oklahoma, do hereby adopt the following Articles of
Incorporation:

                                  ARTICLE ONE

     The name of this corporation is:

     ETW ACQUISITION COMPANY
Name must end with: "Corporation", "Company", "Incorporated", "Limited" or an abbreviation of one of these words.)

                                  ARTICLE TWO

     The name of the registered agent and the address of the registered office in the State of Oklahoma is:

Walter E. Jackson   5610 Birdscreek Avenue, Catoosa Tulsa   74015
NAME                STREET ADDRESS           CITY   COUNTY  ZIP CODE
                        (P.O. BOXES ARE NOT ACCEPTABLE.)

                                 ARTICLE THREE

     The duration of the corporation is:  Perpetual
                              (Perpetual unless otherwise stated)

                                  ARTICLE FOUR

     The purpose or purposes for which the corporation is formed are:

(1) To carry on the business of buying, selling, distributing, fabricating, threading, treating, warehousing, storing, and otherwise dealing in all kinds, forms and combinations of steel, or other metals, and of the products of steel and other metals, or in which steel or other metals form a substantial part; and

(2) To engage in any lawful act or activity for which a corporation may be formed under Oklahoma law.

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                                  ARTICLE FIVE

     The aggregate number of shares which the corporation shall have authority to allot, the designation of each class, the number of shares of each class, and the par value of shares of each class are as follows:
NUMBER OF SHARES         SERIES         PAR VALUE PER SHARE

Common    100                           $5.00

Preferred   0

TOTAL NO. SHARES:   100       TOTAL AUTHORIZED CAPITAL: $500.00

                                  ARTICLE SIX

     The amount of stated capital with which it will begin business is:
$500.00, which has been fully paid in.  (Not less than $500.00)

                                 ARTICLE SEVEN

     The number and class of shares to be allotted by the corporation before it shall begin business and the consideration to be received by the corporation therefor, are:
CLASS OF SHARES          NUMBER OF SHARES    CONSIDERATION TO BE
                                             RECEIVED THEREFOR

Common                        100                 $500.00

                                 ARTICLE EIGHT

     The number of directors to be elected at the first meeting of the shareholders is: three. (Must be at least three)

                         (SIGNATURES OF INCORPORATORS)

                                   /S/ T. Scott Gilligan
                                   /S/ Melissa Brandewiede
                                   /S/ Elizabeth A. Carr

State of Ohio       )
County of Hamilton  )

     The foregoing instrument was acknowledged before me this 28th day of July, 1986, by T. Scott Gilligan, Melissa Brandewiede and Elizabeth Carr.

                                        /S/ AUGUSTINE GIGLIO
                                        ----------------------------------------
                                        NOTARY PUBLIC

My Commission expires:

(NOTARY SEAL)

                                        AUGUSTINE GIGLIO, Attorney at Law
                                        NOTARY PUBLIC -- STATE OF OHIO
                                        My Commission has no expiration
                                        date: Section 147.03 O.R.C.
                                                                 (SOS FORM 0002)
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FEE: $50.00                                           FILED
(Minimum)                                          JUN 4 1987
FILE IN DUPLICATE                              OKLAHOMA SECRETARY
PRINT CLEARLY                                        OF STATE
SOS CORP. KEY

                                    AMENDED
                          CERTIFICATE OF INCORPORATION
                      (After Receipt of Payment of Stock)

PLEASE NOTE:   This form MUST be filed with a letter from the
Oklahoma Tax Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State
Capitol Bldg., Oklahoma City, OK  73105.

     The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section
1077 of the Oklahoma General Corporation Act, hereby certifies:

1.   A.   The name of the corporation is:  ETW Acquisition
          Company

     B. As amended: The name of the corporation has been changed to: Erlanger Tubular Corporation

2.   A.   No change, as filed /X/.
     B. As amended: The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is:

NAME      STREET ADDRESS      CITY      COUNTY    ZIP CODE
          (P.O. BOXES ARE NOT ACCEPTABLE)

3.   A.   No Change, as filed /X/.
     B.   As amended:  The duration of the corporation is: ______

4.   A.   No change, as filed /X/.
     B. As amended: The purpose or purposes for which the corporaiton is formed are:

                                                    RECEIVED
                                                   JUN 4 1987
                                               OKLAHOMA SECRETARY
                                                    OF STATE

5.   A.   No change, as filed /X/.
     B. As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

     NUMBER OF SHARES         SERIES         PAR VALUE PER SHARE

     Common_________________                 ___________________
     Preferred______________                 ___________________

     TOTAL NO. SHARES:_____   TOTAL AUTHORIZED CAPITAL:_____

     That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

     That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

     SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 18
O.S., 11077.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and attested by its Asst. Secretary, this 20th day of May, 1987.

                              /S/ Clifford R. Borland
                              -----------------------------------
                              By   President
                                   Clifford R. Borland

ATTEST:

/S/ K. Gregory Kepley
- ------------------------------
Asst. Secretary
K. Gregory Kepley